                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in each of the following Registration Statements of Anixter International Inc. of our report dated February 2, 2004, except as to Note 14 as to which the date is February 11, 2004, with respect to the consolidated financial statements and schedules of Anixter International Inc. included in this Annual Report (Form 10-K) for the year ended January 2, 2004.

   FORM AND REGISTRATION
       STATEMENT NO.                                                PURPOSE
       -------------                                                -------
FORM S - 8 No. 2 - 93173                                 1983 Stock Incentive Plan
FORM S - 8 No. 33 - 13486                                Key Executive Equity Plan
FORM S - 8 No. 33 - 21656                                1988 Employee Stock Purchase Plan
FORM S - 8 No. 33 - 38364                                1989 Employee Stock Incentive Plan
FORM S - 8 No. 33 - 60676                                1993 Director Stock Option Plan
FORM S - 8 No. 333 - 05907                               1996 Stock Incentive Plan
FORM S - 3 No. 333 - 09185                               8% Senior Notes Due 2003
FORM S - 8 No. 333 - 56815                               1998 Mid - Level Stock Option Plan
FORM S - 8 No. 333 - 56935                               1998 Stock Incentive Plan
FORM S - 3 No. 333 - 42788                               Zero Coupon Convertible Notes Due 2020
FORM S - 8 No. 333 - 103270                              2001 Stock Incentive Plan
FORM S - 3 No. 333 - 108807                              Zero Coupon Convertible Notes Due 2033
FORM S - 8 No. 333 - 104506                              2001 Mid - Level Stock Option Plan

Ernst & Young LLP
Chicago, Illinois
March 5, 2004